Exhibit 7.1

October 18, 2016

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Capital Properties, Inc.'s statements included under Item 4.01 of its Form 8-K filed on October 18, 2016, and we agree with such statements concerning our firm.

/s/ LGD&D LLP

cc:  Robert Eder
  Barbara Dreyer
  Todd Turcotte